Exhibit 10.2

SECOND AMENDMENT TO

MANAGEMENT SERVICES AGREEMENT

This Second Amendment to Management Services Agreement (this “Amendment”), effective as of March 10, 2016, is between SPH Services, Inc. (“SPH Services”), a Delaware corporation having an office at 590 Madison Avenue, 32nd Floor, New York, New York 10022, and ModusLink Global Solutions, Inc. (the “Company”), a Delaware corporation having an office at a Delaware corporation having an office at 1601 Trapelo Road, Suite 170, Waltham, Mass. 02451.

RECITALS

WHEREAS, the Company and SP Corporate Services LLC (“SP Corporate”), a Delaware limited liability company, are parties to that certain Management Services Agreement, dated as of January 1, 2015 (the “Services Agreement”), whereby SP Corporate furnishes the Company and its subsidiaries with certain Services.

WHEREAS, the parties hereto have executed a Transfer Agreement of even date herewith to provide for the transfer of certain employees, who are providing Services exclusively to the Company, to the Company upon the terms and conditions hereinafter set forth therein.

WHEREAS, SP Corporate wishes to assign its rights and responsibilities under the Services Agreement to SPH Services, its parent company, and SPH Services wishes to assume such rights and responsibilities;

WHEREAS, the parties desire to amend the Services Agreement to have SPH Services furnish the Services and make certain other changes.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Defined terms used but not defined in this Amendment are as defined in the Services Agreement.

2. References to SP Corporate. All references to “SP Corporate” in the Services Agreement shall be amended to refer to “SPH Services.”

3. Amendment to Exhibit A. Exhibit A to the Services Agreement shall be amended and restated in its entirety to read as set forth in Exhibit A hereto.

4. Confirmation of Agreement. All other terms of the Services Agreement shall remain in full force and effect

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

The parties have duly executed this Amendment as of the date first above written.

SPH SERVICES, INC.

By:	/S/ JAMES F. McCABE, JR.
	Name:	James F. McCabe, Jr.
	Title:	CFO

MODUSLINK GLOBAL SOLUTIONS, INC.

By:	/S/ JOHN J. BOUCHER
	Name:	John J. Boucher
	Title:	President and CEO

EXHIBIT A

SERVICES

The “Services” shall include, but not be limited to,

•	Provide the non-exclusive services of a person to serve as the Company’s corporate controller and chief accounting officer. Such person, in his or her capacity as corporate controller and chief accounting officer, will perform all duties normally associated with that of a corporate controller and chief accounting officer, including supervising and managing, as appropriate, all SEC filing obligations and review and annual budgets and related matters.

•	Provide the non-exclusive services of people to support the Company’s M&A function. Such people, in their capacity as M&A support, will perform all duties normally associated with an M&A support function including but not limited to identification, evaluation, a broad range of due diligence functions, and certain other similar items.

•	Other similar items.